UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2006

Lifetime Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19254	11-2682486
(Commission File Number)	(IRS Employer Identification No.)

One Merrick Avenue, Westbury, New York, 11590
(Address of Principal Executive Offices)(Zip Code)

(Registrant’s Telephone Number, Including Area Code) 516-683-6000

(Former Name or Former Address, if Changed Since Last Report)  N/A

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On June 21, 2006 Lifetime Brands, Inc. (the “Company”) issued a press release announcing the Company’s intention to market a private placement, subject to market conditions, of $50 million of Convertible Senior Notes due 2011 pursuant to Rule 144A under the Securities Act of 1933, as amended.

In addition, in connection with the private placement, the Company is furnishing potential purchasers of the notes information about its expectations for the second quarter and the current fiscal year, and has determined to furnish the same information generally in the press release.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01  Financial Statements and Exhibits

(c)    Exhibits.

      99.1  Press Release dated June 21, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lifetime Brands, Inc.
By: /s/ Robert McNally Robert McNally Vice President of Finance and Chief Financial Officer

Date: June 21, 2006